UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): April 14, 2016

Ensco plc

(Exact name of registrant as specified in its charter)

England and Wales	1-8097	98-0635229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Chesterfield Gardens
London, England W1J 5BQ

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: +44 (0) 20 7659 4660

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events.

On April 14, 2016, Ensco plc (“Ensco”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named in Schedule II thereto (collectively, the “Underwriters”), relating to the offering, issuance and sale of 57,000,000 Class A ordinary shares at a price of $9.25 per share.  Pursuant to the Underwriting Agreement, Ensco also granted the Underwriters an option for a period of 30 days to purchase up to 8,550,000 additional Class A ordinary shares on the same terms.  On April 15, 2016, the Underwriters notified Ensco of the exercise in full of their option to purchase additional Class A ordinary shares.

The offering is registered under the Securities Act of 1933 pursuant to Ensco’s registration statement on Form S-3 (Registration No. 333-201532), and is being made pursuant to the prospectus dated January 15, 2015, as supplemented by the prospectus supplement dated April 14, 2016, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act. The offering, including with respect to the underwriters’ option to purchase additional Class A ordinary shares, is expected to close on April 20, 2016, subject to customary closing conditions. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report.

Item 9.01              Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement dated April 14, 2016 between Ensco and Goldman, Sachs & Co. and Morgan Stanley & Co. LLC, as representatives of the several underwriters named in Schedule II thereto.

5.1	Opinion of Slaughter and May.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Ensco plc

Date: April 20, 2016	/s/ Michael T. McGuinty
Michael T. McGuinty
Senior Vice President — General Counsel and Secretary